SECURITIES AND EXCHANGE COMMISSION

                              WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                       PURSUANT TO SECTION 13 OR 15(D) OF
                       THE SECURITIES EXCHANGE ACT OF 1934

                                 OCTOBER 7, 2002
                Date of Report (date of earliest event reported)

                               DIGITALTHINK, INC.

           (Exact name of Registrant as specified in its charter)

  DELAWARE                     000-28687                       94-3244366
  ----------------  ------------------------------  --------------------------
(State or other          (Commission File Number)     (I.R.S. or Identification
jurisdiction of Employer                                       Number)
incorporation organization)

                               601 BRANNAN STREET
                         SAN FRANCISCO, CALIFORNIA 94107
                     (Address of principal executive offices)

                                 (415) 625-4000
              (Registrant's telephone number, including area code)


         (Former name or former address, if changed since last report)

Item 5. Other Items

Effective September 30, 2002, the DigitalThink Board of Directors added Roger Goddu as a new director serving Class II. Mr. Goddu will be up for election by the stockholders at the 2004 Annual Meeting.

Mr. Goddu was the chairman and chief executive officer of Montgomery Ward from 1997 through 2001. From 1989 through 1997 at Toys "R" Us, Mr. Goddu was executive vice president, general merchandise manager and president of US Merchandising.

DigitalThink also agreed to sell Mr. Goddu 100,000 shares of DigitalThink Common stock and a 15-month option to purchase 100,000 shares of DigitalThink stock. Mr. Goddu's purchase price for the shares and exercise price for the option is $1.11 per share.

On October 7, 2002,  DigitalThink issued a press release in the form attached as
Exhibit 99.2, which is incorporated herein by reference

Item 7. Financial Statements and Exhibits

The exhibit listed below and in the accompanying Exhibit Index are filed as part of this Current Report on Form 8-K:

c) Exhibit

99.1   Roger Goddu Stock and Option Purchase Agreement dated September 30, 2002

99.2 Press release dated October 7, 2002 announcing the addition of retail veteran Roger Goddu to its board of directors

         Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.



Dated:   October 8, 2002                   DIGITALTHINK, INC.


                                           /s/  Michael W. Pope
                                           -------------------------------------
                                           Michael W. Pope
                                           President and Chief Executive Officer


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                               DIGITALTHINK, INC.

                            EXHIBIT INDEX TO FORM 8-K
                              Dated October 7, 2002

Exhibits

99.1   Roger Goddu Stock and Option Purchase Agreement dated September 30, 2002

99.2 Press release dated October 7, 2002 announcing the addition of retail veteran Roger Goddu to its board of directors
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